UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	May 11, 2016

Commission File Number	000-31380

APPLIED MINERALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	82-0096527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Greene Street – Suite 1101, New York, NY	10012
(Address of principal executive offices)	(Zip Code)

(212) 226-4265
(Issuer’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230-425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Board of Directors has adopted the 2016 Long Term Incentive Plan (the “Plan”), effective as of May 11, 2016, The Plan, administered by the Compensation Committee of the Board allows for the following types of incentive awards: stock options, stock appreciation rights, restricted stock, performance shares, performance units or other stock-based award. Such awards may be issued to employees, consultants and non-employee directors. The aggregate number of shares of common stock that may be issued or used for reference purposes with respect to which awards may be granted under the Plan shall not exceed two million.

The Compensation Committee awarded stock options to acquire 321,123 shares to Mr. Zeitoun, Chief Executive Officer, and stock options to acquire 248,344 shares to each of Messrs. Carney, Chief Financial Officer, and Gleeson, General Counsel and. Such grants were pursuant to 2015 compensation arrangements. All options were five-year options with an exercise price of $.24.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED MINERALS, INC.

Dated:	May 12, 2016	/s/ ANDRE ZEITOUN
By: Andre Zeitoun
President and Chief Executive Officer